Exhibit 10.57

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               MOTIENT CORPORATION

                                MVH HOLDINGS INC.

                         TELCOM SATELLITE VENTURES INC.

                        TELCOM SATELLITE VENTURES II INC.

                                       AND

                           THE STOCKHOLDERS OF TELCOM
                           SATELLITE VENTURES INC. AND
                        TELCOM SATELLITE VENTURES II INC.

                          Dated as of February 9, 2005

                                TABLE OF CONTENTS

ARTICLE I The Merger..............................................................................................1
         Section 1.1.      The Merger.............................................................................1
         Section 1.2.      Closing................................................................................2
         Section 1.3.      Effective Time.........................................................................2
         Section 1.4.      Effect of the Merger...................................................................2
         Section 1.5.      Certificate of Incorporation and Bylaws................................................2
         Section 1.6.      Directors and Officers.................................................................2

ARTICLE II Effect of the Merger on the Stock of the Constituent Corporations; Exchange of Certificates............2
         Section 2.1.      Effect on Stock........................................................................2
         Section 2.2.      Exchange of Certificates...............................................................4
         Section 2.3.      Rights to Purchase Target Capital Stock................................................6

ARTICLE III Representations and Warranties of Target..............................................................6
         Section 3.1.      Organization, Qualification, Etc.......................................................6
         Section 3.2.      Capitalization.........................................................................6
         Section 3.3.      Corporate Authority Relative to this Agreement; No Violation...........................7
         Section 3.4.      No Liabilities; No Operations..........................................................7
         Section 3.5.      Target Assets..........................................................................8
         Section 3.6.      Target Agreements......................................................................8
         Section 3.7.      No Violation of Law....................................................................8
         Section 3.8.      Lack of Ownership of Acquiror Common Stock.............................................8
         Section 3.9.      Investigations; Litigation.............................................................8
         Section 3.10.     Tax Matters............................................................................9
         Section 3.11.     Approval of Target Stockholders........................................................9

ARTICLE IV Representations and Warranties of the Target Stockholders..............................................9
         Section 4.1.      Representations and Warranties of Target...............................................9
         Section 4.2.      Authority..............................................................................9
         Section 4.3.      No Conflict with other Instruments.....................................................9
         Section 4.4.      Ownership of Shares...................................................................10
         Section 4.5.      Approval of Agreement and Merger......................................................10
         Section 4.6.      Exchange Entirely for Own Account.....................................................10
         Section 4.7.      Reliance Upon the Target Stockholders' Representations................................10
         Section 4.8.      Receipt of Information................................................................10
         Section 4.9.      Investor Status; Etc..................................................................10
         Section 4.10.     Brokers or Finders....................................................................11
         Section 4.11.     Restricted Securities.................................................................11
         Section 4.12.     Legends...............................................................................11

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
ARTICLE V Representations and Warranties of Acquiror and Merger Sub..............................................11
         Section 5.1.      Organization, Standing and Power......................................................11
         Section 5.2.      Capitalization........................................................................12
         Section 5.3.      Authority.............................................................................12
         Section 5.4.      SEC Documents.........................................................................12
         Section 5.5.      Litigation............................................................................13
         Section 5.6.      Broker's and Finders' Fees............................................................13
         Section 5.7.      Representations Complete..............................................................13
         Section 5.8.      Acquiror Subsidiaries.................................................................13
         Section 5.9.      Independent Investigation.............................................................14

ARTICLE VI Conduct of Target Prior to the Effective Time.........................................................14
         Section 6.1.      Conduct of Business by Target.........................................................14
         Section 6.2.      Restrictions on the Conduct of Business by Target.....................................14
         Section 6.3.      No Solicitation.......................................................................15
         Section 6.4.      Tax Treatment.........................................................................16

ARTICLE VII Additional Agreements................................................................................16
         Section 7.1.      Investigation.........................................................................16
         Section 7.2.      Cooperation...........................................................................16
         Section 7.3.      Filings; Other Action.................................................................17
         Section 7.4.      Further Assurances....................................................................17
         Section 7.5.      Public Announcements..................................................................17
         Section 7.6.      Update Disclosure: Breaches...........................................................17
         Section 7.7.      Contribution of MSV Interests and Shares..............................................18
         Section 7.8.      Blue Sky Laws.........................................................................18
         Section 7.9.      TerreStar.............................................................................18
         Section 7.10.     Acquiror Rights Offering..............................................................19
         Section 7.11.     Role of Dr. Singh Subsequent to Closing...............................................19
         Section 7.12.     Target Stockholder Approval...........................................................19
         Section 7.13.     Rights Agreement......................................................................19
         Section 7.14.     Tax Treatment.........................................................................19
         Section 7.15.     Designation of Director...............................................................19
         Section 7.16.     No Additional Consideration...........................................................19
         Section 7.17.     Independent Evaluation of Investment..................................................19

ARTICLE VIII Conditions to the Merger............................................................................20
         Section 8.1.      Conditions to Each Party's Obligation to Effect the Merger............................20
         Section 8.2.      Conditions to Obligations of Target to Effect the Merger..............................20
         Section 8.3.      Conditions to Obligations of Acquiror to Effect the Merger............................21

ARTICLE IX Termination...........................................................................................22
         Section 9.1.      Termination or Abandonment............................................................22
         Section 9.2.      Effect of Termination.................................................................23



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
ARTICLE X Indemnification........................................................................................23
         Section 10.1.     Survival of Representations and Warranties............................................23
         Section 10.2.     Obligation to Indemnify...............................................................23
         Section 10.3.     Indemnification Procedures............................................................24
         Section 10.4.     Notices and Payments..................................................................25
         Section 10.5.     Limited Remedy........................................................................25
         Section 10.6.     Payment Treatment.....................................................................26

ARTICLE XI Miscellaneous.........................................................................................26
         Section 11.1.     Expenses 26
         Section 11.2.     Counterparts: Effectiveness...........................................................26
         Section 11.3.     Governing Law.........................................................................26
         Section 11.4.     Notices...............................................................................26
         Section 11.5.     Assignment; Binding Effect............................................................27
         Section 11.6.     Severability..........................................................................27
         Section 11.7.     Entire Agreement; Non-Assignability; Parties in Interest..............................28
         Section 11.8.     Headings 28
         Section 11.9.     Certain Definitions...................................................................28
         Section 11.10.    Amendment.............................................................................28
         Section 11.11.    Waiver................................................................................28


Schedule A        List of Target Stockholders
Schedule B        Target Disclosure Schedule
Exhibit A         Form of Acquiror Warrant
Exhibit B         Form of Certificate of Merger
Exhibit C         Form of Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 9, 2005 by and among Motient Corporation, a Delaware corporation ("Acquiror"), MVH Holdings Inc., a Delaware corporation and direct wholly-owned subsidiary of Acquiror ("Merger Sub"), Telcom Satellite Ventures Inc., a Delaware corporation ("Telcom I") and Telcom Satellite Ventures II Inc., a Delaware corporation ("Telcom II" and together with Telcom I, "Target"), and all of the stockholders of both Telcom I and Telcom II set forth on Schedule I hereto (collectively, the "Target Stockholders").

                                    RECITALS:

         A. The respective Boards of Directors of Telcom I, Telcom II, Acquiror and Merger Sub believe it is advisable and in the best interests of each company and their respective stockholders that Acquiror acquire Target through the statutory merger of both Telcom I and Telcom II with and into Merger Sub (the "Merger"), have determined that the Merger is in furtherance of and consistent with their respective business strategies and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, each outstanding share of Telcom I common stock, par value $0.01 per share ("Telcom I Common Stock") and each outstanding share of Telcom II common stock, par value $0.01 per share ("Telcom II Common Stock" and, together with Telcom I Common Stock, "Target Common Stock"), shall be converted into the right to receive (i) shares of Motient Corporation common stock, par value $0.01 per share ("Acquiror Common Stock"), and (ii) warrants (the "Acquiror Warrants") to purchase shares of Acquiror Common Stock (the "Warrant Shares") a form of which is attached as Exhibit A hereto, at the rates set forth therein.

         C. Target, Acquiror, Merger Sub and the Target Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   The Merger
                                   ----------

         Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3) in accordance with the Delaware General Corporation Law ("DGCL"), both Telcom I and Telcom II shall be merged with and into Merger Sub and the separate existence of Telcom I and Telcom II shall thereupon cease. Merger Sub shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

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         Section 1.2. Closing. The closing of the Merger (the "Closing") will take place at such time and date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas, or at such time and place as is otherwise agreed to by the Acquiror and Target.

         Section 1.3. Effective Time. Subject to the provisions of this Agreement and in accordance with the DGCL, as soon as practicable on the Closing Date, the parties shall file a Certificate of Merger (the "Certificate of Merger") in the form attached as Exhibit B hereto, with the Secretary of State of the State of Delaware, in such form as required by the DGCL. The Certificate of Merger shall provide for its effectiveness immediately upon its filing (the "Effective Time").

         Section 1.4. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the properties, rights, privileges, powers and franchises of Merger Sub and Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Target shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.5. Certificate of Incorporation and Bylaws. At the Effective
Time:

         (a) the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

         (b) the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation and such Bylaws.

         Section 1.6. Directors and Officers. The directors of Merger Sub and the officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified (or their earlier resignation or removal), as the case may be.

                                   ARTICLE II
              Effect of the Merger on the Stock of the Constituent
              ----------------------------------------------------
                     Corporations; Exchange of Certificates
                     --------------------------------------

         Section 2.1. Effect on Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Target, Acquiror or the Target Stockholders:

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         (a) Cancellation of Target-Owned Stock and Acquiror-Owned Stock. Each
share of Target Common Stock that is owned directly by Telcom I or Telcom II as treasury stock or by Acquiror shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (b) Conversion of Target Common Stock. Subject to Section 2.2(e), each share of (i) Telcom I Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive (A) 65,202.425 shares of Acquiror Common Stock; (B) an Acquiror Warrant to purchase 4,912.68 shares of Acquiror Common Stock; and (C) Additional Merger Consideration, if any, pursuant to Section 2.1(c) (collectively, the "Target I Merger Consideration") and (ii) Telcom II Common Stock issued and outstanding prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive (A) 139,192.67 shares of Acquiror Common Stock; (B) an Acquiror Warrant to purchase 10,439.45 shares of Acquiror Common Stock; and (C) Additional Merger Consideration, if any (collectively, the "Target II Merger Consideration" and, together with the Target I Merger Consideration, the "Merger Consideration"). The Acquiror Warrants shall only become exercisable in the event that the Acquiror is unable to file a Registration Statement on Form S-1 to register the resale of the Acquiror Common Stock and/or such registration statement is not declared effective by the Securities and Exchange Commission (the "SEC") prior to the dates and during the period set forth in the Acquiror Warrants. As of the Effective Time, all such shares of Target Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Target Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) shares of Acquiror Common Stock in an amount equal to the product that is obtained by multiplying (A) the Exchange Ratio (as defined below) by (B) the whole number of shares of Target Common Stock surrendered and (ii) a warrant to purchase that number of shares of Acquiror Common Stock equal to the product obtained by multiplying (A) 0.075 by (B) the shares of Acquiror Common Stock determined in accordance with clause (i) of this
Section 2.1(b) (with the result rounded to the nearest whole share). The term "Exchange Ratio" shall mean 8,187,804 divided by the sum of (i) the number of shares of Telcom I Common Stock issued and outstanding immediately prior to the Effective Time and (ii) the number of shares of Telcom II Common Stock issued and outstanding immediately prior to the Effective Time.

         (c) Purchase of MSV Interests. If at any time after the Closing Date and prior to the one year anniversary of the Closing Date Acquiror acquires additional interests in Mobile Satellite Ventures, L.P. ("MSV") (or its successors) from a party who is a limited partner of MSV on the Closing Date (a "Subsequent MSV Purchase"), Acquiror shall issue to the Target Stockholders in proportion to their ownership of Target Common Stock immediately prior to the Effective Time, as additional merger consideration (the "Additional Merger Consideration"), a number of shares of Acquiror Common Stock equal to the product of (i) the number of MSV limited partnership units held by Telcom I and Telcom II immediately prior to the Effective Time, and (ii) the difference between (x) the number of shares of Acquiror Common Stock issued in the Subsequent MSV Purchase in exchange for each MSV limited partnership unit acquired in such Subsequent MSV Purchase and (y) the number of shares of Acquiror Common Stock issued to each Target Stockholder in exchange for each MSV

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limited partnership unit acquired by Acquiror in the Merger; provided, that if the number in clause (y) above shall be equal to or greater than the number in clause (x), no additional shares of Acquiror Common Stock shall be issuable to the Target Stockholders pursuant to this Section 2.1(c). Any shares of Acquiror Common Stock issuable pursuant to this Section 2.1(c) shall be entitled to piggyback registration rights granted pursuant to the Registration Rights Agreement by and among Acquiror and each Target Stockholder dated as of the date hereof (the "Rights Agreement"), a form of which is attached as Exhibit C hereto.

         (d) Adjustments to Exchange Ratio. The number of shares of Acquiror Common Stock issuable in the Merger and the number of shares of Acquiror Common Stock issuable upon exercise of the Acquiror Warrants shall be appropriately adjusted to reflect any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to Acquiror Common Stock occurring after the date hereof and prior to the Effective Time.

         (e) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent, with 0.5 being rounded up) equal to the product of
(i) such fraction, multiplied by the closing price for a share of Acquiror Common Stock as quoted on the pink sheets on last trading day prior to the Effective Time. No warrants to acquire a fractional share of Acquiror Common Stock will be issued, but in lieu thereof each Acquiror Warrants which would otherwise be exercisable to purchase a fraction of a share of Acquiror Common Stock shall be rounded down so that it will be exercisable to purchase the next lower whole number of shares.

         (f) Contribution of Merger Consideration. Immediately prior to each issuance of Acquiror Common Stock or Acquiror Warrants as Merger Consideration, including Acquiror Common Stock which is Additional Merger Consideration pursuant to Section 2.1(c), Acquiror shall contribute such Acquiror Common Stock or Acquiror Warrants to Merger Sub for issuance by Merger Sub to Target Stockholders pursuant to this Article II .

         Section 2.2. Exchange of Certificates.

         (a) Exchange Agent. Acquiror shall act as exchange agent in the Merger.

         (b) Notice of Exchange. As soon as reasonably practicable after the Effective Time, Acquiror shall make available for exchange in accordance with this Article II, through such reasonable procedures as the Acquiror may adopt, the shares of Acquiror Common Stock and Acquiror Warrants issuable pursuant to
Section 2.1(b) in exchange for shares of Target Common Stock outstanding immediately prior to the Effective Time.

         (c) Exchange Procedures. Promptly after the Effective Time, Acquiror shall cause to be mailed to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional

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shares) and Acquiror Warrants pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by Acquiror, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates (or book entries in the case of shares that have not yet vested) representing shares of Acquiror Common Stock (and cash in lieu of fractional shares) and Acquiror Warrants. Upon surrender of a Certificate for cancellation to Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and payment in lieu of fractional shares and Acquiror Warrants which such holder has the right to receive pursuant to Section 2.1(b), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted, the right to receive an amount in cash in lieu of the issuance of any fractional shares and the Acquiror Warrants, all in accordance with Section 2.1(b).

         (d) No Further Ownership Rights in Target Common Stock. All Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Target Common Stock theretofore represented by such Certificates. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Acquiror or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

         (e) No Liability. None of Acquiror, Target or Merger Sub shall be liable to any person in respect of any shares of Acquiror Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, payable to the holder of such Certificate, would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against Acquiror or the Surviving Corporation with respect to such Certificate, the Acquiror shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

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

         Section 2.3. Rights to Purchase Target Capital Stock. At the Effective Time, automatically and without any action on the part of the holder thereof, each option, warrant or other right to purchase or acquire shares of Target capital stock which remains as of such time unexercised in whole or in part shall be cancelled.

                                  ARTICLE III
                    Representations and Warranties of Target
                    ----------------------------------------

         Except as otherwise specifically provided in Schedules 3.5 and/or 3.6 attached hereto and incorporated herein by reference (collectively, the "Target Disclosure Schedule"), Telcom I and Telcom II represent and warrant jointly and severally, to Acquiror and Merger Sub, that on the date hereof and as of the Effective Time:

         Section 3.1. Organization, Qualification, Etc. Telcom I and Telcom II are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and each is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification. The copies of Target's Certificates of Incorporation and bylaws which have been delivered to Acquiror are complete and correct and in full force and effect on the date hereof.

         Section 3.2. Capitalization.

         (a) The authorized stock of:

              (i) Telcom I consists of 1,000 shares of Telcom I Common Stock. As of the Effective Time, 40 shares of Telcom I Common Stock were issued and outstanding. All the outstanding shares of Target Common Stock have been validly issued and are fully paid and non-assessable.

              (ii) Telcom II consists of 1,000 shares of Telcom II Common Stock. As of the Effective Time, 40 shares of Telcom II Common Stock were issued and outstanding. All the outstanding shares of Target Common Stock have been validly issued and are fully paid and non-assessable.

         (b) Neither Telcom I nor Telcom II is a party to, nor is Telcom I or Telcom II aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of Target.

         (c) Other than (i) the rights of Telcom I and Telcom II to receive shares of common stock of TerreStar Networks Inc. ("TerreStar") pursuant to those certain rights certificates dated December 20, 2004 (the "Rights Certificates"), (ii) the limited partnership units (the "MSV LP Units") of MSV and (iii) the shares of common stock (the "MSV GP Common Stock") of Mobile Satellite Ventures GP Inc. ("MSV GP"), neither Telcom I nor Telcom II, directly or indirectly, owns of record or beneficially, or has the right or obligation to

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

acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity, except as otherwise may be set forth in the Amended and Restated Stockholders' Agreement (the "MSV Stockholders' Agreement") dated November 12, 2004 by and among MSV GP, the stockholders of MSV GP and the Second Amended and Restated Parent Transfer/Drag Along Agreement dated November 12, 2004 (the "Parent Transfer/Drag Along Agreement"), the Amended and Restated Consent Agreement dated as of the date hereof (the "Consent Agreement"), the Voting Agreement dated November 12, 2004 by and among Telcom I, Telcom II and the other parties thereto (the "MSV Voting Agreement"), the Voting Agreement dated December 20, 2004 by and among Telcom I, Telcom II and the other parties thereto (the "TerreStar Voting Agreement"), the Parent Transfer/Drag Along Agreement dated December 20, 2004 (the "TerreStar Parent Transfer/Drag Along Agreement"), the Amended and Restated Limited Partnership Agreement of MSV, dated November 12, 2004, as amended (the "Partnership Agreement"), the Amended and Restated Stockholders' Agreement dated November 12, 2004 by and among MSV GP and the stockholders of MSV GP (the "MSV Stockholders' Agreement"), and the Rights Certificates, the Securityholders Agreement by and among MSV and other securityholders of TerreStar (including the Irrevocable Proxies executed in connection therewith) (the "TerreStar Securityholders Agreement") dated December 20, 2004 (collectively, the "Other Documents").

         Section 3.3. Corporate Authority Relative to this Agreement; No Violation. Each of Telcom I and Telcom II has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Telcom I and Telcom II and, except for the approval and adoption of this Agreement and the Merger by the stockholders of Telcom I and Telcom II, no other corporate proceedings on the part of Telcom I and Telcom II are necessary to authorize this Agreement and the transactions contemplated hereby. The Board of Directors of Telcom I and Telcom II have determined that the transactions contemplated by this Agreement are in the best interest of Telcom I and Telcom II , respectively, and their respective stockholders. This Agreement has been duly and validly executed and delivered by Telcom I and Telcom II and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Telcom I and Telcom II, enforceable against Telcom I and Telcom II in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Neither Telcom I nor Telcom II are subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, other than the Other Documents, which would be breached or violated by its executing or carrying out this Agreement. Other than in connection with or in compliance with the provisions of the DGCL and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (collectively, the "Target Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Telcom I or Telcom II of the transactions contemplated by this Agreement.

         Section 3.4. No Liabilities; No Operations. Except in connection with their ownership and participation in the management of (i) MSV actively and/or through the ownership of MSV LP Units and MSV GP Common Stock (including, but not limited to, the exercise of those rights pursuant to the Other Documents),

(ii) TerreStar, and the exercise of its rights as such owner (including, but not limited to, the exercise of those rights pursuant to the Other Documents) and
(iii) as set forth on the Target Disclosure Schedule, including, without limitation, Schedule 3.6, neither Telcom I nor Telcom II has any debt, liabilities or obligations of any nature, whether accrued, contingent or otherwise. Except for their active participation in the management of MSV, neither Telcom I or Telcom II is currently conducting nor has either ever conducted any operations.

         Section 3.5. Target Assets. All assets of Telcom I and Telcom II are set forth on Schedule 3.5 hereto (collectively, the "Target Assets"). Telcom I and Telcom II have good and marketable title to their respective Target Assets, including the MSV LP Units, MSV GP Common Stock and Rights Certificates listed on Schedule 3.5 hereto, free and clear of all liens, security interests, encumbrances or adverse claims, other than pursuant to applicable securities laws and the Other Agreements. Neither Telcom I not Telcom II have any subsidiaries.

         Section 3.6. Target Agreements.

         (a) Telcom I has delivered to Acquiror (i) a correct and complete copy of each written contract, agreement, plan, understanding, commitment or other arrangement that is binding on Telcom I and except, in each case, for those as to which Acquiror or a subsidiary thereof is a party or has knowledge (collectively, the "Telcom I Agreements") to which Telcom I is a party and (ii) a written summary setting forth the terms and conditions of each oral contract, agreement, plan, understanding, commitment or other arrangement that is binding on Telcom I and except, in each case, for those as to which Acquiror or a subsidiary thereof is a party (collectively, the "Telcom I Oral Agreements") to which Telcom I is a party. A list of each Telcom I Agreement and Telcom I Oral Agreement is set forth on Schedule 3.6(a) hereto.

         (b) Telcom II has delivered to Acquiror (i) a correct and complete copy of each written contract, agreement, plan, understanding, commitment or other arrangement that is binding on Telcom II and except, in each case, for those as to which Acquiror or a subsidiary thereof is a party or has knowledge (collectively, the "Telcom II Agreements") to which Telcom II is a party and
(ii) a written summary setting forth the terms and conditions of each oral contract, agreement, plan, understanding, commitment or other arrangement that is binding on Telcom II and except, in each case, for those as to which Acquiror or a subsidiary thereof is a party (collectively, the "Telcom II Oral Agreements") to which Telcom II is a party. A list of each Telcom II Agreement and Telcom II Oral Agreement is set forth on Schedule 3.6(b) hereto.

         Section 3.7. No Violation of Law. The businesses of Telcom I and Telcom II are not being conducted in violation of any law, ordinance or regulation of any governmental entity.

         Section 3.8. Lack of Ownership of Acquiror Common Stock. Neither Telcom I nor Telcom II owns any Acquiror Common Stock or other securities convertible into Acquiror Common Stock.

         Section 3.9. Investigations; Litigation.

         (a) No investigation or review by any governmental body or authority with respect to either Telcom I or Telcom II is pending nor has any governmental body or authority notified either Telcom I or Telcom II in writing of an intention to conduct the same; and

         (b) There are no actions, suits or proceedings pending or threatened in writing against or affecting Telcom I or Telcom II or its properties at law or in equity, or before any federal, state, local or foreign governmental body or authority.

         Section 3.10. Tax Matters. Each of Telcom I and Telcom II has timely filed all tax returns and reports required by law to be filed by it, these returns and reports are true, correct and complete in all material respects and each of Telcom I and Telcom II has paid all taxes owed for period up to and including the Closing Date which are required to have been paid prior to the Closing Date.

         Section 3.11. Approval of Target Stockholders. Each of the Telcom Stockholders, in their capacity as stockholders of Telcom I and Telcom II, respectively, has approved the Merger and this Agreement by its execution of this Agreement and no further approvals are required. No further vote of the stockholders or directors of Telcom I or Telcom II is required by law, the Certificate of Incorporation or bylaws of Telcom I or Telcom II or otherwise in order for Telcom I and Telcom II to consummate the Merger and the transactions contemplated hereby.

                                   ARTICLE IV
           Representations and Warranties of the Target Stockholders.
           ----------------------------------------------------------


         The Telcom Stockholders represent and warrant, jointly and severally, to Acquiror and Merger Sub, that on the date hereof and as of the Effective
Time:


         Section 4.1. Representations and Warranties of Target. The representations and warranties made by Target in Article III of this Agreement or the Target Disclosure Schedule, Rights Agreement, Certificate of Merger and the Compliance Certificate (defined below) are true and correct as of the date hereof and on and as of the Effective Time and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

         Section 4.2. Authority. Each Target Stockholder has all power to execute and deliver this Agreement and to carry out and perform such Target Stockholder's respective obligations under the terms of this Agreement; such Target Stockholder has the sole power to dispose of his or its shares of Target Common Stock, either as his, her or its sole and separate property or as community property, as may be applicable to each Target Stockholder; and this Agreement, when executed and delivered by such Target Stockholder and each other party hereto, will constitute such Target Stockholder's valid and binding obligation, enforceable against him or it in accordance with the terms of this Agreement.

         Section 4.3. No Conflict with other Instruments. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default or give rise to a right of termination, cancellation or acceleration under any provision of (a) any judgment, decree or order or any material agreement, contract, understanding, indenture or other instrument to which any Target Stockholder is a party or by which such Target Stockholder is bound; or (b) to the knowledge of the Target Stockholders, any statute, rule or governmental regulation applicable to such Target Stockholder.

         Section 4.4. Ownership of Shares. As of the Closing, each Target Stockholder represents and warrants severally as to the shares of Target Common Stock owned of record by him, her or it that he, she or it has good and marketable title to the shares to be exchanged pursuant to this Agreement.

         Section 4.5. Approval of Agreement and Merger. Such Target Stockholder has approved this Agreement and the Merger in his, her or its capacity as a stockholder of Telcom I and Telcom II, as applicable.

         Section 4.6. Exchange Entirely for Own Account. The Acquiror Common Stock, Acquiror Warrants and the Warrant Shares to be issued to such Target Stockholder will be acquired for investment for such Target Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Target Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Target Stockholder further represents that such Target Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of such Acquiror securities.

         Section 4.7. Reliance Upon the Target Stockholders' Representations. Such Target Stockholder understands that the Acquiror Common Stock, Acquiror Warrants and Warrant Shares are not registered under the Securities Act and the sale provided for in this Agreement and Acquiror's issuance of securities hereunder will be made in reliance upon an exemption from registration under the Securities Act pursuant to section 4(2) thereof, and that, in such case, Acquiror's reliance on such exemption will be based on Target Stockholder's representations set forth herein.

         Section 4.8. Receipt of Information. Such Target Stockholder believes he, she or it has received all the information he, she or it considers necessary or appropriate for deciding whether to acquire the Acquiror Common Stock and Acquiror Warrants. Such Target Stockholder further represents that he, she or it has had an opportunity to ask questions and receive answers from Acquiror regarding the terms and conditions of the offering of the Acquiror Common Stock and Acquiror Warrants and the business and financial condition of Acquiror and to obtain additional information (to the extent Acquiror possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to him, her or it or which he, she or it had access.

         Section 4.9. Investor Status; Etc. Such Target Stockholder certifies and represents to Acquiror that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Acquiror Common Stock, the

Acquiror Warrants or the Warrant Shares. Such Target Stockholder's financial condition is such that it is able to bear the risk of holding the Acquiror Common Stock for an indefinite period of time and the risk of loss of its entire investment. Such Target Stockholder has sufficient knowledge and experience in investing in companies similar to Acquiror so as to be able to evaluate the risks and merits of its investment in Acquiror.

         Section 4.10. Brokers or Finders. Such Target Stockholder has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Such Target Stockholder has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         Section 4.11. Restricted Securities. Such Target Stockholder understands that the Acquiror Common Stock and Acquiror Warrants may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Acquiror Common Stock or an available exemption from registration under the Securities Act, the Acquiror Common Stock must be held indefinitely. In particular, such Target Stockholder is aware that the Acquiror Common Stock may not be sold pursuant to Rule 144 or Rule 145 promulgated under the Securities Act unless all of the conditions of the applicable rule are met. Among the conditions for use of Rules 144 and 145 is the availability of current information to the public about Acquiror.

         Section 4.12. Legends. It is understood that the certificates evidencing the Acquiror Common Stock and Acquiror Warrants will bear one or all of the following legends:

         (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Motient Corporation that such registration is not required or unless sold pursuant to Rule 144 or Rule 145 of such Act or another applicable exemption."

         (b) Any legend required by the laws of the State of Delaware or other jurisdiction.

                                   ARTICLE V
            Representations and Warranties of Acquiror and Merger Sub
            ---------------------------------------------------------

         Acquiror and Merger Sub represent and warrant to Target that on the date hereof and as of the Effective Time:

         Section 5.1. Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on this Agreement, Merger Sub or Acquiror. Neither Acquiror nor Merger Sub is in violation of, nor will either be, as a result of the transactions contemplated by this Agreement, in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

         Section 5.2. Capitalization. The authorized capital stock of Acquiror consists of (i) 100,000,000 shares of Common Stock, of which 52,063,054 shares were outstanding as of February 5, 2005, and (ii) 5,000,000 shares of preferred stock, of which no shares are outstanding as of the date hereof; and no material changes to such outstanding numbers has occurred as of the Effective Time, without taking into account the transactions contemplated by this Agreement or the Stock Purchase Agreements (defined below). The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value, all of which are issued and outstanding and held by Acquiror. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable.

         Section 5.3. Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions and carry out its obligations contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub or any of their subsidiaries, as amended, or (ii) other than the Other Documents, any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror or Merger Sub or the consummation by Acquiror or Merger Sub of the transactions contemplated hereby or thereby, except for: (i) the filing of the Articles of Merger as provided in Section 1.2; (ii) the filing of a Form 8-K with the SEC within 4 business days after the Closing; (iii) the filing of a responsive HSR Act filing to the HSR Act filing made by Telcom I and Telcom II; (iv) such filings under applicable state securities laws and the securities laws of any foreign country as may be required in connection with the transactions contemplated by this Agreement which are permitted by such laws to be filed after the Closing; and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on Acquiror or Merger Sub and would not prevent, materially alter, delay or otherwise invalidate any of the transactions contemplated, by or the due execution and delivery of, this Agreement.

         Section 5.4. SEC Documents. Acquiror has made available to Target true and complete copies of the following reports of Acquiror (collectively, the "SEC Documents"): (i) the annual report on Form 10-K for the year ended December 31, 2003, (ii) quarterly reports on Form 10-Q for the periods ended March 31, 2004,

June 30, 2004 and September 30, 2004 and (iii) each current report on Form 8-K filed with the SEC since December 31, 2003. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and none of the SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Acquiror included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing. All material agreements to which Acquiror is a party or to which the property or assets of Acquiror are subject are included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing. Acquiror has prepared and filed with the SEC all filings and reports required by the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act to make Acquiror's filings and reports current in all respects.

         Section 5.5. Litigation. There is no private or government proceeding pending before any agency, court or tribunal, foreign or otherwise, against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Acquiror or any of its subsidiaries, or, to the knowledge of Acquiror, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement.

         Section 5.6. Broker's and Finders' Fees. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         Section 5.7. Representations Complete. None of the representations or warranties made by Acquiror or Merger Sub herein or in any Schedule hereto, or certificate furnished by Acquiror or Merger Sub pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         Section 5.8. Acquiror Subsidiaries. Motient Ventures Holdings Inc. ("MVHI") is a direct wholly-owned subsidiary of Merger Sub and MVHI holds the interests in MSV and MSV GP that are currently reported as beneficially owned by Acquiror and its direct and indirect subsidiaries. Neither Merger Sub nor MVHI is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and neither Merger Sub nor MVHI is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         Section 5.9. Independent Investigation. Acquiror and Merger Sub are acting for their own account and have made their own independent decisions to enter into this Agreement and to acquire the MSV LP Units, shares of MSV GP Common Stock and the Right Certificates pursuant to the transaction contemplated by this Agreement, based solely on their own judgment and investigation and upon advice from such legal, financial, tax and other advisors as they have deemed appropriate. Acquiror and Merger Sub are not relying on any investment advice, assurance or recommendations by any other party to this Agreement with respect to their investment in MSV, MSV GP and TerreStar.

                                   ARTICLE VI
                  Conduct of Target Prior to the Effective Time
                  ---------------------------------------------

         Section 6.1. Conduct of Business by Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Telcom I and Telcom II agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), to carry on their business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing sentence, Telcom I and Telcom II further agree (i) to pay their debts and taxes when due subject (A) to good faith disputes over such debts or taxes and (B) to Acquiror's consent to the filing of material tax returns (which consent shall not be unreasonably withheld or delayed); (ii) to pay or perform other obligations when due; and (iii) to use all reasonable efforts consistent with past practice and policies to preserve intact present business organizations. Both Telcom I and Telcom II agree to promptly notify Acquiror of any event or occurrence not in the ordinary course of their business, and of any event which could have a material adverse effect on the assets of either Telcom I or Telcom II.

         Section 6.2. Restrictions on the Conduct of Business by Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Target Disclosure Schedule and as expressly contemplated by this Agreement, neither Telcom I nor Telcom II shall do, cause or permit any of the following, without the prior written consent of Acquiror:

         (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

         (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

         (c) No Operations. Other than their active participation in the management of MSV, conduct any operations;

         (d) Contracts. Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts;

         (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

         (f) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets;

         (g) Indebtedness. Incur any indebtedness;

         (h) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements;

         (i) Insurance. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

         (j) Termination or Waiver. Terminate or waive any right of substantial value;

         (k) Lawsuits. Commence a lawsuit other than for a breach of this Agreement;

         (l) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

         (m) Taxes. Other than in the ordinary course of business, make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, file any material tax return or any material amendment to a tax return, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

         (n) Other. Take or agree in writing or otherwise to take, any of the actions described in this Sections 6.2(a) through (m) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

         Section 6.3. No Solicitation. Telcom I and Telcom II agree that neither they nor any of their officers, directors or trustees shall, and that they shall direct and use their best efforts to cause their employees, agents and representatives (including any investment banker, attorney or accountant retained by either of them) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or the making or any proposal or offer by any person other than Acquiror or Merger Sub with respect to a merger, reorganization, share exchange, consolidation, business combination, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or equity securities of, Telcom I or Telcom II (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Both

Telcom I and Telcom II further agree that neither they nor any of their officers, directors and trustees shall, and that they shall direct and use their best efforts to cause their employees, agents and representatives (including any investment banker, attorney or accountant retained by either of them) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Both Telcom I and Telcom II agree that they and their officers, directors or trustees shall, and shall direct and use their best efforts to cause their employees, agents and representatives (including any investment banker, attorney or accountant retained by either of them) to, cease immediately any discussions or negotiations with any third parties relating to any Acquisition Proposal. Target agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 6.3 of the obligations undertaken in this Section 6.3. Notwithstanding the above, the foregoing provisions this Section 6.3 will not apply to any such actions taken solely in relation to the TerreStar Warrants, the MSV Stockholders' Agreement or the Parent Transfer/Drag Along Agreement.

         Section 6.4. Tax Treatment. ..Each of the parties intends the Merger to qualify as a reorganization under Section 368(a) of the Code, and, from the date of this Agreement until the Effective Time each party to this Agreement, and each of their respective subsidiaries, shall not take any action, fail to take any action, cause any action to be taken or not be taken, or suffer to exist any condition, if such party knows, or has been advised in writing by another party, that such action, failure or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE VII
                              Additional Agreements
                              ---------------------

         Section 7.1. Investigation. Telcom I and Telcom II shall afford to Acquiror and to Acquiror's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Time or the date of termination of this Agreement, to their plants, properties, contracts, commitments, books and records (including but not limited to tax returns) and any report, schedule or other document filed or received by them pursuant to the requirements of federal or state securities laws, and shall use their reasonable best efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as to their respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request.

         Section 7.2. Cooperation. Telcom I, Telcom II and Acquiror shall cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

         Section 7.3. Filings; Other Action. Subject to the terms and conditions herein provided, the ultimate parent entity of the Target Stockholders and Acquiror shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act (to the extent such filings have not already been made prior to the date hereof), (ii) use reasonable efforts to cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals and (iii) use reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

         Section 7.4. Further Assurances. Each of the parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         Section 7.5. Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media or any other party, with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from (i) promptly making all filings with governmental authorities or disclosures with the stock exchange, if any, on which such party's capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the transactions contemplated by this Agreement.

         Section 7.6. Update Disclosure: Breaches.

         (a) From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto in writing of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied or (ii) the failure of Telcom I, Telcom II or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.6 shall not otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         (b) Until the Closing, each party hereto shall have the continuing obligation to promptly supplement the information contained in its disclosure schedule attached hereto with respect to any matter hereafter discovered which was in existence on the date hereof and, if known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedules.

         (c) Neither the supplementation of the disclosure schedules pursuant to the obligation in Section 7.6(b) nor any disclosure after the date hereof of the untruth of any representation and warranty made in this Agreement shall operate as a cure of any breach of (i) the failure to disclose the information or (ii) any untrue representation or warranty made herein. Notwithstanding the foregoing, if such supplementation by Target or Acquiror (x) is consented to in writing by Acquiror or Target, as applicable or (y) discloses any fact or set of facts which, either singly or in the aggregate with other facts disclosed pursuant to such obligation, is not, or is not reasonably likely to result in, a material adverse effect, such supplementation shall be deemed to cure any such untrue representation or warranty, and such representation or warranty, as so supplemented, shall be deemed to have been amended accordingly.

         Section 7.7. Contribution of MSV Interests and Shares. Within thirty
(30) days after the Effective Time, Acquiror and Merger Sub agree to cause all of the MSV LP Units and shares of MSV GP Common Stock acquired by Acquiror and/or Merger Sub as a result of the transactions contemplated by this Agreement to be contributed by Merger Sub to MVHI (which shall have continued to be a direct wholly-owned subsidiary of Merger Sub at such time), and thereby to cause MVHI to hold both (i) the MSV limited partnership interests and MSV GP shares that are currently beneficially owned by Acquiror and/or its direct and indirect subsidiaries and (ii) the MSV limited partnership interests and MSV GP shares acquired by Acquiror and/or Merger Sub as a result of the transactions contemplated by this Agreement.

         Section 7.8. Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Each of Telcom I and Telcom II shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions in which such compliance is necessary or desirable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

         Section 7.9. Acquiror Rights Offering. After the Closing, Acquiror may issue up to 2,500,000 shares of Acquiror Common Stock at a purchase price per share of $8.57 to its stockholders of record on December 17, 2004 pursuant to a rights offering (the "Rights Offering"). The shares of Acquiror Common Stock issuable to the Target Stockholders in the Merger will be issued to the Target Stockholders after the record date for such Rights Offering. Each Target Stockholder hereby acknowledges that such Target Stockholder has no right to participate in the Rights Offering.

         Section 7.10. Role of Dr. Singh Subsequent to Closing. In the event that, subsequent to the Closing, Acquiror requests that Dr. Rajendra Singh provide advisory or consulting services to Acquiror in a non-employee capacity, on mutually acceptable terms, Dr. Singh would be willing to do so.

         Section 7.11. Target Stockholder Approval. Each Target Stockholder hereby approves this Agreement and the Merger in his/its capacity as a stockholder of Telcom I or Telcom II, as applicable.

         Section 7.12. Rights Agreement. At the Closing, Acquiror and each Target Stockholder shall enter into the Rights Agreement in substantially the form attached as Exhibit C hereto.

         Section 7.13. Tax Treatment. At and after the Effective Time, each party to this Agreement, and each of their respective subsidiaries, shall not to take any action, fail to take any action, cause any action to be taken or not be taken, or suffer to exist any condition, if such party knows, or has been advised in writing by another party, that such action, failure or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Section 7.14. Designation of Director. Pursuant to this Agreement and each of the Stock Purchase Agreements dated as of the date hereof by and among Motient, Merger Sub and each of Columbia Capital Equity Partners III (QP), L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Equity Partners III (CAYMAN), L.P., Columbia Capital Investors III, LLC, Columbia Capital Employee Investors III, L.L.C., Spectrum Equity Investors IV, L.P., Spectrum IV Investment Managers' Fund, L.P. and Spectrum Equity Investors Parallel IV, L.P. (collectively, the "Stock Purchase Agreements"), the members of the Telcom Investor Group, the Spectrum Investor Group and the Columbia Investor Group (as such terms are defined in the MSV Stockholders' Agreement are transferring to Motient or affiliates of Motient more than five percent (5%) Percentage Interests (as such term is defined in the MSV Stockholders' Agreement), and in connection herewith and therewith, hereby expressly transfer to Motient such Investor Group's right to designate one director of MSV GP pursuant to Section 2(b)(i) of the MSV Stockholders' Agreement, which director shall be designated by Motient as transferee of such Investor Groups.

         Section 7.15. No Additional Consideration. Each of Telcom I, Telcom II and each Target Stockholder hereby agrees that other than the Merger Consideration, no additional consideration is owed hereunder by Motient or Merger Sub or any subsidiary of affiliate of Motient or Merger Sub to Telcom I, Telcom II or the Target Stockholders due to consideration to be paid by Motient and Merger Sub in connection with the transactions contemplated by the Stock Purchase Agreements.

         Section 7.16. Independent Evaluation of Investment..

         (a) The parties intend that this Agreement and the transactions contemplated thereby be consistent with the conditions and restrictions applicable to the parties and/or their affiliates either pursuant to MSV GP's, MSV's and/or TerreStar's organizational documents and/or pursuant to the agreements between or among MSV GP's, MSV's and/or TerreStar's stockholders and/or partners, as applicable, including without limitation the Other Documents (collectively, the "Investor Agreements").

         (b) Each of the parties hereto has made an independent evaluation of each of the Investor Agreements' conditions and restrictions that are or may be applicable or relevant to the transactions contemplated by this Agreement and each acknowledges and agrees (i) that it is not relying on any representation, warranty or evaluation by any other party to this Agreement with respect thereto and (ii) that it believes in good faith that the Investor Agreements' conditions and restrictions have been satisfied and/or are consistent with the transactions contemplated by this Agreement. Notwithstanding any other provision of this Agreement, it is the intention and agreement of the parties hereto that each will bear its own risk and responsibility with respect to any such conditions and restrictions applicable to it, without recourse to any other party pursuant to the terms of this Agreement, including, without limitation, pursuant to
Article X hereof, provided that nothing herein shall limit in any way the ability of a party hereto to seek equitable remedies in the event the transfers hereunder (including but not limited to the indirect transfers of interests in MSV, MSV GP or TerreStar) are held not to be valid, binding and enforceable.

                                  ARTICLE VIII
                            Conditions to the Merger
                            ------------------------

         Section 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Merger substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

         (b) Any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated and any other Target Required Approvals and Acquiror Required Approvals shall have been obtained, except where the failure to obtain such other Target Required Approvals and Acquiror Required Approvals would not have a material adverse effect on Target or Acquiror, as the case may be.

         Section 8.2. Conditions to Obligations of Target to Effect the Merger. The obligations of Telcom I and Telcom II to effect the Merger are subject to the fulfillment on or before the Closing of each of the following conditions:

         (a) Acquiror shall have entered into the Rights Agreement;

         (b) all representations and warranties made by Acquiror shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing;

         (c) since the date hereof, there shall have been no material adverse change in the business, assets or financial condition of Acquiror;

         (d) Acquiror shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

         (e) Telcom I and Telcom II shall have concluded, in their reasonable discretion, that the consummation of the Merger will not be taxable events for their stockholders and shall have received from Telcom I and Telcom II's tax advisor a legal opinion, letter ruling or other assurance reasonably satisfactory to them with respect thereto;

         (f) Merger Sub and MVHI shall have executed a written acknowledgement agreeing to be bound by the terms of the Voting Agreement dated November 12, 2004 by and among the stockholders of MSV GP in accordance with the provisions of Section 2.03 thereof;

         (g) Merger Sub and MVHI shall have entered into the Consent Agreement with respect to the MSV LP Units and shares of MSV GP Common Stock acquired by Merger Sub and contributed to MVHI at the Effective Time.

         (h) Telcom I and Telcom II shall have been provided with a draft copy of Acquiror's Registration Statement on Form S-1 (the "Mandatory S-1") registering the resale of the Acquiror Common Stock to be issued in the Merger in form and substance substantially as required by the rules and regulations of the SEC, together with such information and assurances as Telcom I and Telcom II shall require in their reasonable discretion with respect to Acquiror's ability to meet its registration obligations as described in the Rights Agreement; and

         (i) such other closing conditions as may be reasonably requested by Telcom I and Telcom II, including, without limitation, no suspension of trading relating to Acquiror or Acquiror Common Stock, the delivery of original stock certificates and Acquiror Warrants, certified board resolutions approving the Merger, good standing certificates, and the delivery of transfer agent instructions to and their acceptance and processing by the transfer agent.

         Section 8.3. Conditions to Obligations of Acquiror to Effect the Merger. The obligation of Acquiror and Merger Sub to effect the Merger are subject to the fulfillment on or before the Closing of each of the following conditions:

         (a) each Target Stockholder shall have entered into the Rights
Agreement;

         (b) the representations and warranties of Target contained in Article III and the Target Stockholders contained in Article IV shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing ;

         (c) Target and the Target Stockholders shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

         (d) the President of Telcom I and Telcom II shall have delivered to Acquiror at the Closing a certificate (the "Compliance Certificate") stating that the conditions specified in Sections 8.3(b) and (c) have been fulfilled;

         (e) Acquiror shall have concluded, in its reasonable discretion, that the consummation of the Merger will not be a taxable event for Acquiror or Merger Sub;

         (f) Acquiror shall have concluded that it will be able to file the Mandatory S-1 covering the resale of Acquiror Common Stock to be issued in the Merger within three business days after the Closing Date;

         (g) Telcom I and Telcom II shall have taken all actions necessary to comply with the requirements of the MSV Stockholders' Agreement, including Sections 8.2(a) and 8.2(b) thereof, and the Parent Transfer/Drag Along Agreement;

         (h) there shall have been no material adverse change in the business, assets or financial condition of Telcom I, Telcom II, MSV, MSV GP or TerreStar; and

         (i) such other closing conditions as may be reasonably requested by Motient, including, without limitation, the delivery of original stock certificates for the outstanding shares of Telcom I and Telcom II, certified board and stockholder resolutions approving the transaction and good standing certificates.

                                   ARTICLE IX
                                   Termination
                                   -----------

         Section 9.1. Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of Target:

         (a) by the mutual written consent of Target and Acquiror;

         (b) by either Target or Acquiror if the Effective Time shall not have occurred on or before February 9, 2005; provided, that the party seeking to terminate this Agreement pursuant to this clause 9.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

         (c) by either Target or Acquiror if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or
(ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause 9.1(c)(ii) shall have used its reasonable best efforts to remove such injunction, order or decree;

         (d) by Target, if Acquiror shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.2(b) or
(d), and (ii) is incapable of being cured by Acquiror or is not cured within 30 days of notice of such breach or failure; or

         (e) by Acquiror, if Target shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.3(b) or
(c), and (ii) is incapable of being cured by Target or is not cured within 30 days of notice of such breach or failure.

         Section 9.2. Effect of Termination. Except as provided elsewhere in this Agreement, in the event of the termination of this Agreement pursuant to
Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of Acquiror, Merger Sub or Target or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any misrepresentation or breach of any covenant or agreement under this Agreement.

                                    ARTICLE X
                                 Indemnification
                                 ---------------

         Section 10.1. Survival of Representations and Warranties. The warranties, representations and covenants of Acquiror, Merger Sub and the Target Stockholders contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, for a period of twelve
(12) months, except for the representations and warranties of the Target Stockholders to the extent that they relate to the representations and warranties of Telcom I and Telcom II set forth in Section 3.9 relating to certain tax matters, which shall survive for the duration of the statute of limitations applicable to such tax matters (such twelve month period or the duration of the statute of limitations, as applicable, shall be defined as the "Survival Period"), and shall in no way be affected by any investigation of the subject matter thereof made by any party hereto. The warranties, representations and covenants of Telcom I and Telcom II shall expire at the Effective Time; provided, however, that such expiration shall in no way shorten the Survival Period with respect to the representations of the Target Stockholders in Section 4.1.

         Section 10.2. Obligation to Indemnify.

         (a) Target and Target Stockholders Obligation to Indemnify. From and after the Effective Time, the Target Stockholders (each, an "Acquiror Indemnitor"), jointly and severally, shall indemnify, defend and hold harmless Acquiror, Merger Sub and their respective officers, directors, stockholders, partners, employees, agents and affiliates (each, an "Acquiror Indemnitee"), from and against all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including attorneys', accountants' and investigatory fees and expenses) (collectively, "Losses") to the extent resulting from any (i) breach or inaccuracy of any representation or warranty of an Acquiror Indemnitor contained in the Agreement for which a claim is initiated prior to the expiration of the Survival Period;
(ii) breach or inaccuracy of any representation or warranty of Telcom I or Telcom II contained in this Agreement for which a claim is initiated prior to the expiration of the Survival Period; or (iii) non-fulfillment or breach of any covenant or agreement of an Acquiror Indemnitor or of Telcom I or Telcom II contained in this Agreement.

         (b) Acquiror's Obligation to Indemnify. From and after the Effective Time, Acquiror shall defend, indemnify and hold harmless the Target Stockholders and their respective officers, directors, stockholders, partners, employees, agents and affiliates (each, a "Target Indemnitee") from and against any and all Losses to the extent resulting from any (i) breach or inaccuracy of any representation or warranty of the Acquiror or Merger Sub contained in this Agreement for which a claim is initiated prior to the expiration of the Survival Period; or (ii) non-fulfillment or breach of any covenant or agreement of the Acquiror or Merger Sub contained in this Agreement.

         (c) Indemnification Basket Amount. Notwithstanding the foregoing, an Indemnifying Party (defined below) shall not be required to indemnify an Indemnified Party pursuant to Section 10.2(a) or (b) unless and until the amount of all Losses incurred by such Indemnified Party exceeds $500,000 in the aggregate (the "Basket Amount"), in which case the Indemnifying Party shall be required to indemnify the Indemnified Party for any and all such Losses (including the Basket Amount).

         Section 10.3. Indemnification Procedures.

         (a) The person seeking indemnification hereunder (each, an "Indemnified Party") shall give the party or parties from whom indemnification is sought or to be sought (each, an "Indemnifying Party") prompt written notice of any Loss as to which they have received written notification. If an indemnification claim involves a claim by a third party (a "Third Party Claim"), the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby. An Indemnifying Party shall have ten business days from the delivery of such notice (the "Notice Response Period") to notify the Indemnified Party whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim or demand. If an Indemnifying Party disputes its liability to an Indemnified Party hereunder with respect to such claim or demand or the amount thereof, such dispute shall be resolved by a civil action in a court of appropriate jurisdiction (including as part of any proceeding with respect to the claim that gave rise to the indemnification claim to which such dispute relates) which may be commenced by either party. During the Notice Response Period, no such claim or demand may be settled by the Indemnified Party.

         (b) With respect to each Indemnification Matter (as defined below), the Indemnified Parties will have the sole right and authority to control the defense against any Third Party Claim with one counsel of their collective choice. This right shall include the right to settle or resolve the Third Party

Claim by entering into an agreement memorializing the terms of settlement or resolution (a "Settlement Agreement"), provided however, that the Indemnified Party provides the Indemnifying Party with notice (in accordance with Section
10.4 hereof) of its intent to enter into a Settlement Agreement, which notice shall include the proposed terms of the Settlement Agreement. The Indemnifying Party shall, within ten business days of receipt of such notice, have the right to reject the proposed Settlement Agreement, but shall do so only if it reasonably determines that the Settlement Agreement does not represent a bona fide and reasonable resolution of the underlying Third Party Claim. The Indemnifying Party (and any Indemnified Party who is not otherwise satisfied with the one counsel chosen by the Indemnified Parties collectively) may retain separate co-counsel at their sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that in no event may any Indemnifying Party consent to the entry of any judgment, enter into any settlement with respect to the Third Party Claim or agree with any Person other than the Indemnified Party, to take any other action with respect to the Third Party Claim without the prior written consent of the Indemnified Party . If it is determined pursuant to an order or settlement agreement that an Indemnifying Party is responsible for all or a portion of any amounts for which the Indemnified Party is liable as a result of such Third Party Claim hereunder, the Indemnifying Party shall, pursuant to Section 10.4(b), render payment to the Indemnified Party for all Losses resulting from such claim, subject to the provisions of Section 10.5.

         Section 10.4. Notices and Payments.

         With respect to each separate matter which is subject to indemnification under this Section 10 (each, an "Indemnification Matter"):

         (a) Notice. Upon the Indemnified Party's receipt of written documents pertaining to an Indemnification Matter, or, if the Indemnification Matter does not involve a third party demand or claim, within a reasonable time after the Indemnified Party first has actual knowledge of such Indemnification Matter, the Indemnified Party shall give written notice to the Indemnifying Party of the nature of such Indemnification Matter, and, if susceptible to estimation at such time, the Indemnified Party's best estimate of the amount demanded or claimed in connection therewith as provided in Section 10.3; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby.

         (b) Payment. Upon determination of the amount of the Loss (whether due to the Indemnifying Party's failure to dispute the indemnification matter, by agreement among the parties, or after a settlement agreement is executed or a final order is rendered with respect to the indemnification matter), the Indemnifying Party shall promptly (and in any event, not later than ten days after such determination) pay to the Indemnified Party all amounts owing by the Indemnifying Party under this Section 10 with respect to such indemnification matter, subject to the limitations set forth in Section 10.5.

         Section 10.5. Limited Remedy.

         (a) Acquiror Indemnitee Indemnification Limit. The maximum amount all Acquiror Indemnitees may recover pursuant to the indemnity set forth in Section 10.2(a) hereof shall be limited to the value of the shares of Acquiror Common Stock issued in the Merger as determined using the closing sales price of such Acquiror Common Stock on the pink sheets on the Closing Date plus the value of any shares of Acquiror Common Stock issued as Additional Merger Consideration as determined using the closing sales price of Acquiror Common Stock on the pink sheets on the date such Additional Merger Consideration is issued to the Target Stockholders.

         (b) Target Indemnitee Indemnification Limit. The maximum amount each Target Indemnitee may recover pursuant to the indemnity set forth in Section 10.2(b) shall be limited to the value of the shares of Acquiror Common Stock issued to such Target Indemnitee in the Merger as determined using the closing sales price of Acquiror Common Stock on the pink sheets on the Closing Date plus the value of any shares of Acquiror Common Stock issued as Additional Merger Consideration to such Target Indemnitee as determined using the closing sales price of Acquiror Common Stock on the pink sheets on the date such Additional Merger Consideration is issued to such Target Indemnitee.

         Section 10.6. Payment Treatment. Acquiror, Merger Sub and the Target Stockholders agree to treat any payment under this Section 10 as an adjustment to the Merger Consideration.

                                   ARTICLE XI
                                  Miscellaneous
                                  -------------

         Section 11.1. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

         Section 11.2. Counterparts: Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

         Section 11.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

         Section 11.4. Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be given in writing and shall be deemed given three business days after the date sent by certified or registered mail (return receipt requested), one business day after the date sent by overnight courier or on the date given by telecopy (with confirmation of receipt) or delivered by hand, to the party to whom such correspondence is required or permitted to be given hereunder. An electronic communication ("Electronic Notice") shall be deemed written notice for purposes of this Section 11.4 if sent with return receipt requested to the facsimile number or electronic mail address specified by the receiving party either in this Section 11.4 or on Schedule 1 hereto. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.

                  To Acquiror:
                  Motient Corporation
                  300 Knightsbridge Parkway
                  Lincolnshire Parkway
                  Lincolnshire, IL 60069
                  Facsimile: (847) 478-4810
                  Attention:  General Counsel

                  with a copy (which shall not constitute notice) to:

                  Andrews Kurth LLP
                  600 Travis Street, Suite 4200
                  Houston, Texas 77002
                  Telecopy: (713) 220-4285
                  Attention:  Mark Young

                  To Target:

                  Telcom Satellite Ventures Inc.
                  Telcom Satellite Ventures II Inc.
                  c/o Telcom Ventures, L.L.C.
                  201 N. Union Street, Suite 360
                  Alexandria, VA  22314
                  Telecopy: 703-519-2181
                  Attention: Hal B. Perkins, Vice President & General Counsel

                  with a copy (which shall not constitute notice) to:

                  Steel Hector & Davis LLP
                  200 South Biscayne Boulevard, Suite 4000
                  Miami, FL  33131-2398
                  Telecopy: (305) 577-7001
                  Attention: Serge G. Martin, Esq.

                  To Target Stockholders:

                  At the address for such Target Stockholder set forth on Schedule A hereto.

         Section 11.5. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 11.6. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         Section 11.7. Entire Agreement; Non-Assignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules and the Target Disclosure Schedule: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         Section 11.8. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         Section 11.9. Certain Definitions. References in this Agreement to "Subsidiaries" of Telcom I, Telcom II or Acquiror shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by Telcom I, Telcom II or Acquiror, as the case may be. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority.

         Section 11.10. Amendment. This Agreement may be amended by the agreement of all parties at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 11.11. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written.

                                  MOTIENT CORPORATION


                                  By:/s/ Christopher Downie
                                     ---------------------------------------
                                  Name:  Christopher Downie
                                  Title: Executive Vice President and Chief
                                         Operating Officer


                                  MVH HOLDINGS INC.


                                  By:/s/ Christopher Downie
                                     ---------------------------------------
                                  Name:  Christopher Downie
                                  Title: Executive Vice President and Chief
                                         Operating Officer


                                  TELCOM SATELLITE VENTURES INC.


                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________


                                  TELCOM SATELLITE VENTURES II INC.


                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________




                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                  TARGET STOCKHOLDERS:


                                  /s/ Dr. Rajendra Singh
                                  ------------------------------------------
                                  Dr. Rajendra Singh


                                  /s/ Neera Singh
                                  ------------------------------------------
                                  Neera Singh

                                  The Hersh Raj Singh Education Trust


                                  By:/s/ Neera Singh
                                     ---------------------------------------
                                  As Trustee


                                  The Samir Raj Singh Education Trust


                                  By:/s/ Neera Singh
                                     ---------------------------------------

                                     _______________________________________

                                     _______________________________________

                                     _______________________________________

                                     _______________________________________

                                     _______________________________________
                                     As Trustee





                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                                                      Schedule A
                                                                      ----------

                               Target Stockholders

Dr. Rajendra Singh
c/o Telcom Ventures, L.L.C.
201 N. Union Street, Suite 360
Alexandria, VA 22314
Telecopy: 703-519-2181
Attention: Hal B. Perkins, Vice
President and General Counsel

Mrs. Neera Singh
c/o Telcom Ventures, L.L.C.
201 N. Union Street, Suite 360
Alexandria, VA 22314
Telecopy: 703-519-2181
Attention: Hal B. Perkins,
Vice President and General Counsel

The Hersh Raj Singh Education Trust
c/o Telcom Ventures, L.L.C.
201 N. Union Street, Suite 360
Alexandria, VA  22314
Telecopy: 703-519-2181
Attention: Hal B. Perkins,
Vice President and General Counsel

The Samir Raj Singh Education Trust
c/o Telcom Ventures, L.L.C.
201 N. Union Street, Suite 360
Alexandria, VA  22314
Telecopy: 703-519-2181
Attention: Hal B. Perkins,
Vice President and General Counsel

                                                                      Schedule B
                                                                      ----------

                           Target Disclosure Schedule

                                  Schedule 3.5
                                  Target Assets



2,296,835 MSV LP limited partnership units

249.60 shares of common stock of MSV GP

1,536,123 rights to receive shares of common stock of TerreStar Networks, GP

Rights under the agreements and instruments listed in Schedule 3.6

                                  Schedule 3.6

                                Target Agreements

                                 (see attached)

                                                                       Exhibit A
                                                                       ---------

                            Form of Acquiror Warrant

                                                                       Exhibit B
                                                                       ---------

                          Form of Certificate of Merger

                                                                       Exhibit C
                                                                       ---------

                      Form of Registration Rights Agreement